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                                                                    EXHIBIT 23.1


                       [LETTERHEAD OF BONADIO & CO., LLP]

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 1997, on our audit of the consolidated financial statements of Hudson Hotels Corporation as of December 31, 1996, which report is included in the Form 10-KSB of Hudson Hotels Corporation for the year ended December 31, 1997 and to the reference to our firm under the caption "Experts."

                                                     /s/ BONADIO & CO., LLP
                                                     ----------------------


July 22, 1999
Rochester, New York